Exhibit 3.23

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 08/15/1995 950184771 – 2533910

CERTIFICATE OF INCORPORATION

OF

EH&F, INC.

FIRST: The name of the Corporation is EH&F, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805-1297. The name of the registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share (the “Common Stock”), and one thousand (1,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Shares of the Preferred Stock of the Corporation may be issued form time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class of series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with laws of the State of Delaware.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation and of the powers of the Corporation and of its directors and stockholders;

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the GCL, this Certification of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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The undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby declares and certifies that this is my act and deed and the facts herein stated are true, and, accordingly, I have hereunto set my hand this 15th day of August 1995.

/s/ Jeffrey L. Sellers
Jeffrey L. Sellers, Incorporator 2929 North Central Avenue Suite 1800 Phoenix, Arizona 85012

3

      STATE OF DELAWARE

      SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:01 AM 12/12/1995

    950290723 – 2533910

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

EH&F, INC.

EH&F, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Sole Shareholder and the Board of Directors of the Corporation, dated as of August 19, 1995, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Eller Media Company.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

FOURTH: The capital of the Corporation shall not be reduced under or by reason of the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and Secretary as of the 19 day of August, 1995.

EH&F, INC.

By	/s/ Scott Eller
Scott Eller,
Vice President

By	/s/ Sandra L. Braun
Sandra L. Braun,
Assistant Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 07/02/2001

010317705 – 2533910

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ELLER MEDIA COMPANY

Eller Media Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Shareholders and the Board of Directors of the Corporation, dated as of June 30, 2001, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Clear Channel Outdoor, Inc.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Executive Vice President and Assistant Secretary as of the 30 day of June, 2001.

ELLER MEDIA COMPANY

By:	/s/ Kurt Tingey
Kurt Tingey, Executive Vice President

By:	/s/ Laura C. Toncheff
Laura C. Toncheff, Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Clear Channel Outdoor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 21st day of December, 2001.

/s/ Kirk Hood
Kirk Hood, Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 11:00 AM 12/27/2001

010676928 – 2533910

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

CLEAR CHANNEL OUTDOOR, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is CLEAR CHANNEL OUTDOOR, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name: Kenneth E. Wyker
Title: Senior Vice President

State of Delaware Secretary of State Division of Corporations Delivered 11:02 AM 03/12/2004 FILED 10:25 AM 03/12/2004 SRV 040185264 – 2533910 FILE	DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 08/30/2011 FILED 01:53 PM 08/30/2011 SRV 110964833 – 2533910 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of CLEAR CHANNEL OUTDOOR, INC., a Delaware Corporation, on this 26th day of August, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of August, A.D., 2011.

By:	/s/ Jennifer Kurz
Authorized Officer

Name:	Jennifer Kurz
Print or Type

Title:	Secretary

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY OF

CLEAR CHANNEL OUTDOOR, INC. TO

CLEAR CHANNEL OUTDOOR, LLC

This Certificate of Conversion to Limited Liability Company, is being duly executed and filed by Clear Channel Outdoor, Inc., a Delaware corporation (the “Company”), to convert the Company to Clear Channel Outdoor, LLC, a Delaware limited liability company (the “LLC”), under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the Delaware General Corporation Law (8 Del. C. § 101, et seq.).

1. The Company was first incorporated in the State of Delaware on August 15, 1995.

2. Immediately prior to the filing of this Certificate of Conversion to Limited Liability Company, the name of the Company was Clear Channel Outdoor, Inc. and it was a Delaware corporation.

3. The name of the limited liability company into which the Company shall be converted as set forth in its certificate of formation is Clear Channel Outdoor, LLC.

4. This Certificate of Conversion to Limited Liability Company shall be effective as of 11:59 p.m. (Eastern time) on April 30, 2019.

[Signature page follows]

State of Delaware Secretary of State Division of Corporations Delivered 04:14 PM 04/30/2019 FILED 04:14 PM 04/30/2019 SR 20193365062 - File Number 2533910

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Conversion to Limited Liability Company to be signed by its duly authorized officer on the date set forth below.

CLEAR CHANNEL OUTDOOR, INC.

By:	/s/ Lauren E. Dean
Name:	Lauren E. Dean
Title:	Vice President

Date: April 30, 2019

[Signature Page to Certificate of Conversion to Limited Liability Company

of Clear Channel Outdoor, Inc. to Clear Channel Outdoor, LLC]

CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL OUTDOOR, LLC

This Certificate of Formation of Clear Channel Outdoor, LLC (the “Company”), has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Act”).

1. The name of the limited liability company is Clear Channel Outdoor, LLC.

2. The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

3. This Certificate of Formation of the Company shall be effective as of 11:59 p.m. (Eastern time) on April 30, 2019.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation in accordance with the Act.

/s/ Lynn Feldman
Name: Lynn Feldman
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:14 PM 04/30/2019 FILED 04:14 PM 04/30/2019 SR 20193365062 - File Number 2533910